Exhibit 10.28

February 13, 2004

Steven A. Bourne, CPA

RE: Employment Offer

Dear Steve:

I am pleased to offer you the opportunity to join Clarus Therapeutics, Inc. as Vice President of Finance and Administration beginning on Monday, February 16, 2004. The specific terms of this employment offer are outlined below. You will report directly to me in this vital position and will be responsible for directing the overall financial plans and accounting practices of Clarus. In addition, you will oversee the treasury, accounting, budget, tax and audit activities of the organization. You will also be responsible for ensuring that Clarus has appropriate financial and accounting system controls and standards in place. I will also look to you to prepare timely financial and statistical reports for management and/or Board use. Further, you will additionally serve as Clarus’ Treasurer and Secretary.

Your starting salary will $130,000 per year paid in semi-monthly installments. Future salary increases will be at the discretion of Clarus’ Board of Directors and will be based, in large part, on an annual performance review and the financial status of the company. In further consideration of your position in the company, Clarus will grant you, 225,000 shares of stock split between restricted stock (166,667 shares valued at $0.01 per share) and an option to purchase 58,333 shares of common stock at its fair market value on your first day of employment, namely, $0.10 per share. Of the initial number of restricted shares, 112,500 will vest immediately as of February 16, 2004. The remaining restricted shares (54,167), which are subject to repurchase in accordance with your Stock Restriction Agreement), and the option shares (58,333) will vest in equal monthly installments over a 4-year period with a one-year cliff vesting provision. This means that none of these shares vest during the first 12 months of your employment whereupon 25% of each stock type will immediately vest on February 16, 2005 so long as you are still employed by Clarus. After this date, the remaining shares will vest monthly over 36 months. This grant must be ratified by the board of directors and is subject only to the terms and conditions of Clarus’ stock option plan. Future grant awards will be made based on company and individual employee performance. Clarus intends to use option grants as a strong performance incentive.

In recognition of your role at Clarus, you will be given certain benefits should your employment be terminated “without cause” (except during the period from February 16, 2005 to January 1, 2005) or if there is a change in control as defined in Appendix A. Specifically, you will receive continuation of salary and health insurance benefits for up to six (6) months after termination - dependent upon when you obtain other comparable employment. Furthermore, if a change of control occurs (whether or not your employment is terminated), then all of your then unvested shares of restricted stock and options will immediately vest. As a condition of any severance package, you will be required to sign a general release of claims in favor of the Company.

Clarus will also provide benefits, as outlined in the enclosed summary. In addition to company holidays, as noted in the attachment hereto, you will also receive three weeks of paid vacation per calendar year. If you are unable to use all of your vacation in any one year because the workload at Clarus is such that it is not possible for you to do so, you may rollover up to one week to the next year but may not have a cumulative total of vacation in excess of four (4) weeks. For 2004, vacation days will be pro-rated based on your starting date.

Steve, I believe that you will make a substantial contribution to Clarus. In doing so, you will be joining a team that is committed to making Clarus a recognized leader in the development and marketing of androgen-based prescription products, worldwide. Of greater importance from my perspective is the opportunity we will have to positively impact the health of individuals who use our products.

Finally, as a condition of your employment, you must sign the attached “Inventions, Confidentiality and Noncompetition Agreement.”

Please indicate your acceptance of this offer by signing below and returning a copy of this letter to me by mail or by facsimile. Thank you.

Kind Regards,

/s/ Robert E. Dudley, PhD
Robert E. Dudley, PhD
President & CEO

ACCEPTANCE:

/s/ Steven Bourne	2/13/04
Steven Bourne	Date

Appendix A

Definition of Change of Control

“Change in Control” shall be deemed to have occurred if:

(A)	A third person other than Shareholders on the date hereof or their Affiliates, including a “group” as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the direct or indirect beneficial owner of shares of the Company having more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company;

(B)	The Company sells all or substantially all of its assets;

(C)	The Company enters into any transaction in which more than fifty percent (50%) of the Company’s voting power is transferred to Persons other than the Shareholders on such date or their Affiliates; or

(D)	The Shareholders of the Company approve dissolution or complete liquidation of the Company.

Shareholders means the Shareholders of the Company on the date hereof and Affiliates means any Persons controlled by, controlling or under common control with any Shareholder. Person means any person or entity.

If the Company accepts an investment for the purpose of raising cash to fund operations and/or to make an acquisition and such a transaction results in a change in ownership of 50%, then this shall not be deemed a Change in Control provided that the make up of the Company’s Board of Directors is not changed except by the sole addition of no more than two (2) new board members to represent the interests of the party(ies) investing in the Company.

July 12, 2005

Clarus Therapeutics, Inc.

500 Skokie Boulevard

Suite 250

Northbrook, Illinois 60062

Re: Employment Letter dated as of February 13, 2004, between Clarus Therapeutics. Inc. (“Clarus”) and Steven A. Bourne (the “Employment Letter”)

Gentlemen:

The above referenced Employment Letter provides that I will receive a base salary of $10,833.34 per month, payable semi-monthly. This letter agreement hereby amends such provision to reflect our mutual agreement to defer an aggregate amount of $5,416.70 of such base salary for the period from July 1, 2005, through and until November 30, 2005 as follows. Each month during such period, $1,083.34 of such base salary will be deferred.

On November 30, 2005, you and I agree that I will receive from Clarus, if I so elect and at my sole discretion, in full and complete satisfaction of, and as consideration for, such salary deferral, an unsecured convertible promissory note in the principal amount of $5,416.70, some or all of which, along with accrued and unpaid interest may be converted into shares of Clarus’ Series A Convertible Preferred Stock (the “Preferred Shares”) in accordance with all of the terms and conditions set forth in the note in the form of Exhibit A which is attached hereto.

In the event that I elect not to receive the aforesaid unsecured convertible promissory note in the principal amount of $5,416.70, we agree that no further consideration is due from Clarus to me as deferred compensation referenced herein.

By:	/s/ Steven A. Bourne
	Name:	Steven A. Bourne

January 25, 2006

Clarus Therapeutics, Inc.

500 Skokie Boulevard

Suite 250

Northbrook, Illinois 60062

Re: Employment Letter dated as of February 13, 2004, between Clarus Therapeutics, Inc. (“Clarus”) and Steven A. Bourne (the “Employment Letter”)

Gentlemen:

The above referenced Employment Letter provides that I will receive a base salary of $10,833.34 per month. payable semi-monthly. By letter agreement dated as of July 12, 2005, you and I agreed to amend such provision to reflect our mutual agreement to defer an aggregate amount of $5,416.70 of such base salary for the period from July 1, 2005, through and until November 30, 2005, all as set forth in that certain letter agreement (the “Amendment to Employment Letter” or the “Amendment”). This letter agreement hereby further amends such provision to reflect our mutual agreement to defer an additional aggregate amount of $1,083.34 of such base salary for the period from December 1, 2005, through and until December 31, 2005.

Said Amendment to Employment letter also provided that on November 30, 2005, I would receive from Clarus, in full and complete satisfaction of, and as consideration for, such salary deferral, an unsecured convertible promissory note in the principal amount of $5,416.70 (the “Note”), some or all of which, along with accrued and unpaid interest could be converted into shares of Clarus’ Series A Convertible Preferred Stock (the “Preferred Shares”) in accordance with the all of the terms and conditions set forth in the Note in the form of Exhibit A attached to the Amendment to Employment Letter. Notwithstanding the terms of the Amendment, however, I elected not to receive the Note on November 30, 2005.

On February 28, 2006, you and I agree that I will receive from Clarus, if I so elect and at my sole discretion, in full and complete satisfaction of, and as consideration for, the aggregate salary deferral referenced in this letter agreement and the salary deferral referenced in the previous Amendment, an unsecured convertible promissory note in the principal amount of $6,500.04, some or all of which, along with accrued and unpaid interest may be converted into the Preferred Shares in accordance with all of the terms and conditions set forth in the Note in the Form of Exhibit A which is attached hereto.

In the event that I elect not to receive the aforesaid unsecured convertible promissory note in the principal consideration in the principal amount of $6,500.04, we agree that no further consideration is due from Clarus to me as deferred compensation referenced herein or in the previous Amendment.

By:	/s/ Steven A. Bourne
	Name:	Steven A. Bourne

March 3, 2006

Clarus Therapeutics, Inc.

500 Skokie Boulevard

Suite 250

Northbrook, Illinois 60062

Re: Extension of Maturity Date of Amendments to Employment Letter

Gentlemen:

On January 25, 2006, I entered into that certain letter agreement attached hereto as Exhibit A (the “January 2006 Letter Agreement”), which references an amendment to that certain Employment Letter dated as of February 13, 2004, between Clarus Therapeutics. Inc. (“Clarus”) and Steven A. Bourne (the “Employment Letter”) and further amends said Employment Letter.

The January 2006 Letter Agreement provides that I will receive from Clarus, if I so elect and at my sole discretion, on February 28, 2006, in full and complete satisfaction of, and as consideration for the aggregate salary deferral referenced therein and in the previous amendment to the Employment Letter, an unsecured convertible promissory note in the principal amount of $6,500.04, some or all of which, along with accrued and unpaid interest may be converted into shares of Clarus’ Series A Convertible Preferred Stock (the “Preferred Shares”) in accordance with all of the terms and conditions set forth in the note in the form of Exhibit B which is attached hereto (the “Note”). However, this letter agreement will further amend the January 2006 Letter Agreement to extend the maturity date of February 28, 2006 stated therein until June 30, 2007. Accordingly, at my sole option, I may elect to receive one or more Notes in the aggregate amount of $6,500.04 on or before June 30, 2007.

In the event that I elect not to receive the aforesaid Note(s) in the aggregate principal amount of $6,500.04, we agree that no further consideration is due from Clarus to me as deferred compensation referenced in either of the two amendments to the Employment Letter.

By:	/s/ Steven A. Bourne
	Name:	Steven A. Bourne

February 6, 2007

Clarus Therapeutics, Inc.

500 Skokie Boulevard

Suite 250

Northbrook, Illinois 60062

Re: Letter Agreement re: Amendments to Employment Letter and Conversion of Notes

Gentlemen:

Background

On January 25, 2006, I entered into that certain letter agreement (the “January 2006 Letter Agreement”), which references a previous amendment to that certain Employment Letter dated as of February 13, 2004, between Clarus Therapeutics, Inc. (“Clarus”) and Steven A. Bourne (the “Employment Letter”) (the first letter agreement amendment dated July 12, 2005, hereinafter, the “Amendment to Employment Letter”) and further amends said Employment Letter.

The January 2006 Letter Agreement provides that I will receive from Clarus, if I so elect and at my sole discretion, on February 28, 2006, in full and complete satisfaction of, and as consideration for the aggregate salary deferral referenced therein and in the previous amendment to the Employment Letter, an unsecured convertible promissory note in the principal amount of $6,500.04, some or all of which, along with accrued and unpaid interest may be converted into shares of Clarus’ Series A Convertible Preferred Stock (the “Series A Shares”) in accordance with all of the terms and conditions set forth in the note in the form of Exhibit A attached to the Amendment to Employment Letter (the “Note”). On March 3, 2006, I entered into another letter agreement with you which further amended the January 2006 Letter Agreement to extend the maturity date of February 28, 2006 stated therein until June 30, 2007. Accordingly, at my sole option, I may elect to receive one or more Notes in the aggregate amount of $6,500.04 on or before June 30, 2007.

In another letter agreement dated August 2, 2006, (the “Side Letter Agreement”) we agreed, among other things, that if, I elect to receive one or more Notes up to an aggregate amount of $6,500.04, I will immediately provide written notice to Clarus under, and in accordance with, the terms of the Note to convert all of the principal amount and then accrued and unpaid interest under the Note into Series A Shares in accordance with all of the terms of the Note.

Agreement

The purpose of this Agreement is to replace the form of the Note previously agreed to and which was attached to the January 2006 Letter Agreement as Exhibit A thereto with the revised form of Unsecured Convertible Promissory Note in the form of Appendix A which is attached hereto (the “Revised Note”), which provides for the conversion of all principal and accrued and unpaid interest into shares of Clarus’ Series B Convertible Preferred Stock (in lieu of the Series A Shares which were contemplated by the January 2006 Letter Agreement). Accordingly, the Side Letter Agreement is amended as well such that all references therein to Note(s) therein shall be deemed to refer to the Revised Note(s) and all references to Series A Convertible Preferred Stock shall be deemed to refer to Series B Convertible Preferred Stock.

By:	/s/ Steven A. Bourne
	Name:	Steven A. Bourne

Accepted and Agreed
As of the date written above.

CLARUS THERAPEUTICS, INC.

By:	/s/ Robert E. Dudley

Its:	CEO

June 28, 2007

Clarus Therapeutics, Inc.

500 Skokie Boulevard

Suite 250

Northbrook, Illinois 60062

Re: Letter Agreement re: Amendments to Employment Letter and Conversion of Notes

Gentlemen:

Background

On January 25, 2006, I entered into that certain letter agreement (the “January 2006 Letter Agreement”), which references a previous amendment to that certain Employment Letter dated as of February 13, 2004, between Clarus Therapeutics, Inc. (“Clarus”) and Steven A. Bourne (the “Employment Letter”) (the first letter agreement amendment dated July 12, 2005, hereinafter, the “Amendment to Employment Letter”) and further amends said Employment Letter.

The January 2006 Letter Agreement provides that I will receive from Clarus, if I so elect and at my sole discretion, on February 28, 2006, in full and complete satisfaction of, and as consideration for the aggregate salary deferral referenced therein and in the previous amendment to the Employment Letter, an unsecured convertible promissory note in the principal amount of $6,500.04, some or all of which, along with accrued and unpaid interest may be converted into shares of Clarus’ Series A Convertible Preferred Stock (the “Series A Shares”) in accordance with all of the terms and conditions set forth in the note in the form of Exhibit A attached to the Amendment to Employment Letter (the “Note”). On March 3, 2006, I entered into another letter agreement with you which further amended the January 2006 Letter Agreement to extend the maturity date of February 28, 2006 stated therein until June 30, 2007. Accordingly, at my sole option, I may elect to receive one or more Notes in the aggregate amount of $6,500.04 on or before June 30, 2007 (the “Payment Date”).

In another letter agreement dated August 2, 2006, (the “Side Letter Agreement”) we agreed, among other things, that if, I elect to receive one or more Notes up to an aggregate amount of $6,500.04, I will immediately provide written notice to Clarus under, and in accordance with, the terms of the Note to convert all of the principal amount and then accrued and unpaid interest under the Note into Series A Shares in accordance with all of the terms of the Note.

In another letter agreement dated February 6, 2007 (the “February 2007 Side Letter Agreement”), we agreed to replace the form of the Note with a revised form of the Note providing for the conversion of the Note into Series B Convertible Preferred Stock (the “Series B Shares”) instead of the Series A Shares.

Agreement

The purpose of this Agreement is to extend the Payment Date from June 30, 2007 to December 31, 2007 and to replace the form of the Note previously agreed to and which was attached to the February 2007 Side Letter Agreement as Exhibit A thereto with the revised form of Unsecured Convertible Promissory Note in the form of Appendix A which is attached hereto (the “Revised Note”), which provides for the conversion of all principal and accrued and unpaid interest into shares of Clarus’ Series B Convertible Preferred Stock on December 31, 2007 (instead of June 30, 2007). Accordingly, each of the Side Letter Agreement and the February 2007 Side Letter Agreement is amended as well such that all references therein to Note(s) therein shall be deemed to refer to the Revised Note(s).

By:	/s/ Steven A. Bourne
	Name:	Steven A. Bourne

Accepted and Agreed
As of the date written above.

CLARUS THERAPEUTICS, INC.

By:	/s/ Robert E. Dudley

Its:	CEO

AMENDMENT TO
EMPLOYMENT OFFER LETTER

This AMENDMENT TO THE EMPLOYMENT OFFER LETTER, dated December 30, 2008, is by and between CLARUS THERAPEUTICS, INC., a Delaware corporation (the “Company”), and Steven A. Bourne, CPA (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment offer letter dated February 13, 2004 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to comply with and meet the requirements of the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Paragraph 3 of the Agreement is amended by deleting the paragraph and replacing it with the following:

“In recognition of your role at Clarus, you will be given certain benefits should your employment be terminated by Clarus “without cause” (except during the period from February 16, 2005 to January 1, 2006) or if there is a change in control as defined in Appendix A. Specifically if your employment is terminated without cause by Clarus, you will receive continuation of salary (at the rate then in effect) and health insurance benefits for up to six (6) months after termination or until you obtain other comparable employment (if earlier). Your salary and benefit continuation shall commence immediately upon your termination of employment by Clarus without cause. Furthermore, if a change of control occurs (whether or not your employment is terminated), then all of your then unvested shares of restricted stock and options will immediately vest. Notwithstanding the foregoing, as a condition of any severance package (e.g., salary and benefit continuation), you will be required to sign a general release of claims in favor of the Company within the 30 day period following your termination of employment. If you fail to sign such release in that 30 day period or otherwise revoke that release, your salary and benefit continuation shall immediately cease and any amounts already paid to you will be subject to collection by Clarus.

2. The Agreement is hereby further amended by adding a new paragraph immediately after paragraph 6 of the Agreement:

“The parties intend that this Agreement will be administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.”

3. The Agreement otherwise remains in full force and effect as to all other provisions under said Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CLARUS THERAPEUTICS, INC.

By:	/s/ Alex Zisson
	Name:	Alex Zisson
	Title:	Board Member, Compensation Committee

By:	/s/ Michael Wasserman
	Name:	Michael Wasserman
	Title:	Board Member, Compensation Committee

/s/ Robert E. Dudley
Robert E. Dudley, Ph. D

/s/ Steven A. Bourne
Steven A. Bourne, CPA

[Signature Page to Executive Employment Agreement Amendment]